Exhibit 10.27
THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE LENDERS, SATISFACTORY TO BORROWER, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.
STARLAB SPACE LLC
CONVERTIBLE PROMISSORY NOTE

$3,595,900	June 3, 2024
For Value Received, Starlab Space LLC, a Delaware limited liability company ("Borrower"), hereby unconditionally promises to pay to the order of Helios Holdings XXI a series of Helios Holdings Master LLC, a Delaware limited liability company with its address at 216 Ashworth Street, West Palm Beach, Florida 33405 ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of $3,595,900 (the "Note") together with accrued and unpaid interest thereon, each due and payable on the dates, in the manner, and subject to the terms and conditions set forth below.
This Note is one of a series of similar Notes (collectively, the "Notes") executed and delivered in connection with that certain Convertible Promissory Note Purchase Agreement, dated as of June 3, 2024, and executed by Borrower and Lender, among others (the "Purchase Agreement"). For purposes hereof, the term "Lenders" means (as the context requires) more than one of the holders of the Notes or all the holders of the Notes collectively, and the term "Majority in Interest of the Lenders" means one or more Lenders holding Notes with an aggregate principal amount greater than 50% of the aggregate principal amount of all the Notes then outstanding purchased pursuant to the Purchase Agreement.
1.    Maturity and Conversion.
(a)    Maturity; Prepayment. Unless this Note has been (i) converted in accordance with the terms of this Section 1 or (ii) repaid, the outstanding principal balance of this Note and all accrued and unpaid interest thereon will mature on the 36-month anniversary of the date hereof (the "Maturity Date"), provided, however, that the Maturity Date may be extended upon the written approval of a Majority in Interest of the Lenders and Borrower. Borrower may prepay the Note without penalty at any time with the prior written consent of a Majority in Interest of the Lenders and the Borrower.
(b)    New Securities Conversion upon a Qualified Financing. In the event that (i) Borrower issues and sells units of any class or series of equity securities (the "New Securities") to one or more investors including any of the Lenders (the "Investors") in a bona fide arms' length transaction or series of related transactions with the principal purpose of raising capital either (A) that results in aggregate gross proceeds to Borrower of at least $10,000,000, excluding the amount represented by the conversion of any outstanding indebtedness, including the Notes, in accordance with their respective terms (a "Qualified Financing"), or (B) in a financing that is not a Qualified Financing but in which Lender elects to convert such Note ((A) or (B) a "Subsequent Financing"), and (ii) the Note has not been paid in full, then the outstanding principal balance of this Note and all accrued and unpaid interest thereon shall automatically convert in whole without any further action by Lender into the number of Conversion Units equal to (1) the outstanding principal balance of this Note and all accrued and unpaid interest due on the Note on the date of conversion, divided by (2) 85% of the price per unit paid by the Investors to purchase the New Securities in the Subsequent Financing. For purposes of this Note, the term "Conversion Units" means the same class and series of units as sold to the Investors in the Subsequent Financing, other than with respect to the per unit liquidation preference, which will equal the conversion price (as described herein), with corresponding adjustments to any price-based anti-dilution protection and dividend rights provisions, which will be based on such conversion price. Subject to the provisions of Section 6 of the Purchase Agreement, such issuance of Conversion Units pursuant to this Section 1(b) will be completed pursuant to the same terms and conditions as given to the Investors in such Subsequent Financing. For the avoidance of doubt, New Securities shall not include the Company’s units, or other equity securities that are convertible into, or exercisable for, such units, that are granted, issued and/or sold by the Company (i) to any director, officer, employee, advisor or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services, (ii) to banks, equipment lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing or commercial leasing arrangement, (iii) to suppliers or third-party service providers in connection with the provision of goods or services, (iv) in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, or (v) to any strategic corporate partner (and its affiliates).
(c)    Conversion Upon a Liquidity Event. In the event that prior to the Maturity Date there is (i) a Liquidity Event, and (ii) the Note has not been paid in full or converted as provided above, then the outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be converted into the number of Borrower's Class A-1 Units equal to (a) the outstanding principal balance of this Note and all accrued and unpaid interest due on the Note as of immediately prior to the closing of the Liquidity Event, divided by (b) 85% of the price per Class A-1 Unit in connection with such Liquidity Event (based on a fully-diluted capitalization assuming the full exercise or conversion of all exercisable or convertible securities then outstanding other than the Notes). If the Note is converted for Class A-1 Units pursuant to this Section 1(c), such units shall have the same rights, preferences, and privileges as the Class A-1 Units. Borrower shall provide Lender ten days' prior written notice of the closing of a Liquidity Event. "Liquidity Event" means (x) a consolidation or merger of Borrower with or into any other corporation or other entity or person, or any other corporate reorganization or transaction, in which the stockholders of Borrower immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization, (y) a sale, lease, conveyance, exclusive license or other disposition by Borrower of all or substantially all of its assets or (z) the closing of Borrower's first firm commitment underwritten public offering of common units (or any successor or replacement equity thereto) registered under the Securities Act of 1933, as amended.

(d)    Conversion Upon the Maturity Date. In the event that, at the Maturity Date, the Note has not been paid in full or converted as provided above, then the outstanding principal balance of the Note and all accrued and unpaid interest thereon shall convert into the number of Class A-1 Units equal to (a) the outstanding principal balance of this Note and all accrued and unpaid interest due on the Note as of immediately prior to the closing of the Maturity Date, divided by (b) 85% of the then-current price per Class A-1 Unit.
(e)    Interest on Note. Notwithstanding the terms of Sections 1(b), 1(c) and 1(d), above, at any time when the Note is being converted into equity of the Borrower pursuant to this Section 1, Borrower may, at its option and upon notice to Lender, choose to pay all or any amount of the accrued but unpaid interest on the Note in cash on the date of conversion.
2.    Mechanics of Conversion. Upon the occurrence of the event specified in Section 1(b) or 1(d) as applicable, this Note shall be converted automatically without any further action by Lender and whether or not this Note is surrendered to Borrower or its transfer agent; provided, however, that Borrower shall not be obligated to issue certificates evidencing the units of the New Securities or Class A-1 Units issuable upon such conversion unless its Board so determines. In no event shall Borrower be required to issue any authorized certificates representing the units of New Securities or Class A-1 Units unless this Note is either delivered to Borrower or its transfer agent as provided below, or Lender notifies Borrower or its transfer agent in writing that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection with such Note. Upon the occurrence of such automatic conversion, Lender shall surrender the Note at the office of Borrower or any transfer agent for the units of the New Securities. Thereupon, if the Board has authorized certificates for such units, there shall be issued and delivered to Lender, at such office and in its name as shown on such surrendered Note, a certificate for the number of units of New Securities or Class A-1 Units as applicable into which the Note was convertible on the date on which such automatic conversion occurred. Upon the occurrence of an event specified in Section 1(c)(2), this Note shall be converted only upon the delivery by Lender to the office of Borrower or its transfer agent of (i) this Note or (ii) written notification that this Note has been lost, stolen or destroyed and the subsequent execution of an agreement satisfactory to Borrower indemnifying Borrower from any loss incurred by it in connection with such Note. Thereupon, if the Board has authorized certificates for such units, there shall be issued and delivered to Lender, at such office and in its name as shown on such Note, a certificate for the number of Class A-1 Units into which the Note was convertible on the date on which such delivery occurred.
3.    Fractional Units. No fractional unit shall be issued upon the conversion of this Note. All units issuable upon conversion of the outstanding amount of this Note shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional unit. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a unit of New Securities or Class A-1 Units, Borrower shall, in lieu of issuing any fractional unit, pay Lender who is otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of Borrower).

4.    Interest. The principal balance of this Note shall bear simple interest at the rate of five percent (5.0%) per annum. Interest shall be calculated on the basis of a 365 day year for the actual number of days elapsed. Interest shall commence with the date hereof and shall continue on the outstanding principal balance hereof until paid in full or converted.
5.    Payments. All payments of principal and interest shall be in lawful money of the United States of America and shall be payable at the address set forth in the opening paragraph of this Note unless another place of payment shall be specified in writing by Lender. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof. If any payments on this Note become due on a Saturday, Sunday, or a public holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.
6.    Default. Each of the following events shall be an "Event of Default" hereunder:
(a)    Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;
(b)    Borrower engages in any liquidation, dissolution, winding up of Borrower;
(c)    Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;
(d)    An involuntary petition is filed against Borrower under any bankruptcy statute now or hereafter in effect, and such petition is not dismissed or discharged within 60 days, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower; and
(e)    Borrower breaches any warranty or agreement made by Borrower in this Note in any material respect (except as provided in subsection (a) above) and, as to any such breach that is capable of cure, Borrower fails to cure such breach within 30 days after Borrower has been provided with written notice of such breach.
7.    Remedies. Upon the occurrence and during the continuance of any Event of Default, the outstanding principal balance of this Note and all accrued and unpaid interest thereon shall, all at the option of Lender, upon notice to Borrower (except that no such election by Lender and notice to Borrower shall be required in the case of an Event of Default of the type specified in Sections 6(c) or (d)), automatically be immediately due, payable and collectible by Lender pursuant to applicable law.
8.    Cumulative Remedies. The Lenders' rights and remedies under this Note and the other Notes shall be cumulative. The Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Uniform Commercial Code, by law or in equity. No exercise by the Lenders of one right or remedy shall be deemed an election, and no waiver by the Lenders of any Event of Default shall be deemed a continuing waiver.
9.    Creditor's Rights. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. Borrower hereby acknowledges that Lender shall be entitled to recover, and the undersigned agrees to pay when incurred, all reasonable costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. Borrower consents irrevocably to personal jurisdiction in the state and federal courts located in Denver, Colorado for the resolution of any disputes with Lender arising hereunder or relating hereto.
10.    Usury. In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith and therewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Note and the Purchase Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Note, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any remaining obligations to the extent of such excess.
11.    Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
12.    Amendment and Waiver. Any provision of this Note may be amended or waived in a writing signed by both Borrower and a Majority in Interest of the Lenders and such amendment or waiver shall be binding on all Lenders.
13.    Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to Lender hereof.
14.    Transfers. Any transfer of this Note must comply with the provisions of Section 6 of the Purchase Agreement. This Note may be transferred only upon its surrender to Borrower for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of Borrower's obligation to pay such interest and principal.
[Signature page follows.]

The parties have executed this Note as of the date first above written.

BORROWER:

STARLAB SPACE LLC

By:	/s/ Thomas E. Ayres
Name: Thomas E. Ayres
Title: Chief Legal Officer and General Counsel